Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (the “Third Amendment”) dated as of November 19, 2009 by and among GERBER SCIENTIFIC, INC., GERBER SCIENTIFIC INTERNATIONAL INC., as Borrowers, GERBER COBURN OPTICAL INTERNATIONAL, INC., GERBER SCIENTIFIC UK, LTD., SPANDEX LTD., GERBER SCIENTIFIC INTERNATIONAL LTD., VIRTEK VISION INTERNATIONAL INC., VIRTEK LASER SYSTEMS NORTH AMERICA, INC. and VIRTEK EUROPEAN HOLDINGS INC. (the “Guarantors”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and RBS CITIZENS, N.A., in its capacity as administrative agent for the Lenders (the “Agent”).

Recitals

The Borrowers, the Guarantors, the Lenders and the Agent are each party to that certain Credit Agreement dated as of January 31, 2008 as amended by that certain First Amendment to Credit Agreement dated November 21, 2008 and that certain Second Amendment to Credit Agreement dated March 4, 2009 (the “Credit Agreement”) pursuant to which the Lenders have established a revolving credit facility for the benefit of the Borrowers.  The Borrowers and the Majority Lenders have agreed to certain changes to the terms of the Credit Agreement.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Section 2. Amendment of Section 1.1 of Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended by (i) adding in alphabetical order new definitions of “Virtek Guarantors”, “Yunique”, “Yunique Acquisition” “Yunique Earnout” and “Third Amendment” set forth below and (ii) deleting the definitions of “Consolidated Asset Coverage Ratio”, “Consolidated EBIT” “Consolidated EBITDA”, “Maximum Revolving Credit Amount” and “Total Funded Debt” in their entirety and substituting therefor the corresponding definitions thereof set forth below:

 “Consolidated Asset Coverage Ratio” shall mean the ratio of (a) the sum of (i) 55% of Eligible Accounts, plus (ii) 25% of Eligible Inventory, plus (iii) $12,500,000 with respect to each month ending October 31, 2009, November 30, 2009 and December 31, 2009, plus (iv) $10,000,000 with respect to each month ending January 31, 2010, February 28, 2010, March 31, 2010, April 30, 2010, May 31, 2010 and June 30, 2010, plus (v) $7,500,000 with respect to each month ending July 31, 2010, August 31,

2010 and September 30, 2010 plus (vi) cash of the Loan Parties on deposit with the Lenders or in accounts in Canada subject to blocked account agreements in favor of the Agent to (b) the amount of Total Funded Debt, each determined as of the date of calculation thereof.

“Consolidated EBIT” shall mean for any period ending on or after January 31, 2009 an amount equal to (a) Consolidated Net Income plus (b) all amounts deducted in computing Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) taxes based on or measured by income, (iii) non-cash charges and other non-cash expenses arising (A) from the grant of or issuance or repricing of stock, stock options, or other equity-based awards to the officers, directors and employees of the Loan Parties incurred during such period, (B) in respect of investments in connection with the Supplemental Executive Retirement Plan of Gerber incurred during such period and (C) in accordance with GAAP under Statement of Accounting Standards 142 during such period; provided that the total amount added under this clause (iii)(C) during the term of this Agreement shall not exceed $10,000,000, (iv) non-cash losses (i.e. the difference between book value and sale proceeds net of any legal fees and advisory fees) arising from asset sales, disposals or abandonments occurring after the date of the Second Amendment incurred during such period (including Designated Asset Sales during such period) and (v) non-recurring fees and expenses incurred in connection with the Second Amendment and Third Amendment (including any mortgage of the Tolland Property pursuant to Section 10 of the Third Amendment), in each case for the period under review; provided, however, that (w) for each of the four quarter periods ending January 31, 2009, April 30, 2009, July 31, 2009 and October 31, 2009, Consolidated EBIT shall be increased by, without duplication, (i) the non-cash “inventory step up” for such period associated with the inventory of the Virtek Guarantors and their Subsidiaries purchased by the Borrowers on the date of the Virtek Acquisition and the inventory of Gamma and its Subsidiaries purchased by the Borrowers on the date of the Gamma Acquisition, (ii) the non-cash expense required to be taken by the Parent in the amount of the difference between the ceiling and the spot rate on its hedging agreement in connection with the Virtek Acquisition relating to Canadian Dollar fluctuations not to exceed $750,000 U.S. Dollars in the aggregate and (iii) the consolidated net income of the Virtek Guarantors and Gamma plus all amounts deducted in computing consolidated net income in respect of consolidated interest expense and taxes based on or measured by income for the portion of such four quarter periods prior to the Virtek Acquisition and the acquisition of Gamma, respectively and (x) after the date of the Third Amendment, Consolidated EBIT shall be increased by the amount of cash restructuring charges to the extent deducted in computing Consolidated Net Income for such period up to an aggregate amount of $3,000,000 for all such periods, (y) following the consummation of the Yunique Acquisition, Consolidated EBIT shall include pro forma Consolidated EBIT of Yunique consistent with the

Consolidated EBIT figures previously presented to the Lenders for the portion of such period preceding the date of consummation of the Yunique Acquisition and (z) Consolidated EBIT shall be increased by the amount of non-recurring fees and expenses incurred in connection with preparation for or closing of the Yunique Acquisition to the extent deducted in computing Consolidated Net Income minus (c) all amounts included in computing Consolidated Net Income in respect of non-cash gains (i.e. the excess of sale proceeds (net of any legal fees and advisory fees) over book value) arising from asset sales, disposals or abandonments occurring after the date of the Second Amendment and arising during such period (including Designated Asset Sales during such period).

“Consolidated EBITDA” shall mean for any period ending on or after January 31, 2009 an amount equal to (a) Consolidated EBIT plus (b) all amounts deducted in computing Consolidated EBIT in respect of consolidated depreciation and amortization expense; provided, however, that (w) for each of the four quarter periods ending January 31, 2009, April 30, 2009, July 31, 2009 and October 31, 2009, Consolidated EBITDA shall be increased by, without duplication, all amounts deducted in computing consolidated net income of the Virtek Guarantors and Gamma in respect of consolidated depreciation and amortization expense for the portion of such four quarter periods prior to the Virtek Acquisition and the acquisition of Gamma, respectively and (x) following the consummation of the Yunique Acquisition, Consolidated EBITDA shall include, without duplication, pro forma Consolidated EBITDA of Yunique consistent with the Consolidated EBITDA figures previously presented to the Lenders for the portion of such period preceding the date of consummation of the Yunique Acquisition.

 “Maximum Revolving Credit Amount” shall mean, subject to Section 2.18, as of any date of determination, the lesser of (a) $75,000,000 and (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to Section 2.14 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.  For the purposes of determining the Maximum Revolving Credit Amount Revolving Credit Advances denominated in an Alternative Currency shall be converted into the U.S. Dollar equivalent as of the date of such determination.

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement by and among the Loan Parties, the Majority Lenders and the Agent dated as of November 19, 2009.”

“Total Funded Debt” of any Person means, without duplication, Indebtedness under this Agreement (including the stated amount of all

Letters of Credit), in the case of the Borrowers, and all other Indebtedness for borrowed money of any such Person (including the Borrowers) (including the stated amount of all letters of credit), other than Indebtedness in respect of the Yunique Earnout.

 “Virtek Guarantors” shall mean Virtek Vision International Inc., Virtek Laser Systems North America, Inc. and Virtek European  Holdings Inc.

“Yunique” shall mean Yunique Solutions Inc, a New Jersey corporation.

“Yunique Acquisition” shall mean the acquisition by Gerber International of all of the capital stock of Yunique.

“Yunique Earnout” shall mean the obligations of Gerber International to make the earnout payments under the definitive purchase agreement in respect of the Yunique Acquisition.

Section 3. Amendment of Article 7 of the Credit Agreement.  Article 7 of the Credit Agreement is hereby amended by deleting Sections 7.1 and 7.2 in their entirety and substituting therefor the following:

“Section 7.1                      Ratio of Consolidated EBIT to Consolidated Interest Expense.  For each of the trailing four-quarter periods ending on the dates set forth below Gerber and it Subsidiaries shall not permit the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense to be less than the ratio set forth beside such date in the table below:

April 30, 2009	2.75-to-1
July 31, 2009	2.25-to-1
October 31, 2009	1.50-to-1
January 31, 2010	1.50-to-1
April 30, 2010	2.25-to-1
July 31, 2010	2.50-to-1
October 31, 2010 and each trailing four-quarter period thereafter	3.00-to-1

“Section 7.2                      Ratio of Total Funded Debt to Consolidated EBITDA.  For each of the trailing four-quarter periods ending on the dates set forth below Gerber and it Subsidiaries shall not permit the ratio of (a) Total Funded Debt of Gerber and its Subsidiaries to (b) Consolidated

EBITDA to exceed the ratio set forth beside such date in the table below:

April 30, 2009	3.75-to-1
July 31, 2009	3.75-to-1
October 31, 2009	3.50-to-1
January 31, 2010 and each trailing four-quarter period thereafter	3.00-to-1

Section 4. Amendment of Article 7 of the Credit Agreement.  Article 7 of the Credit Agreement is hereby further amended by deleting Section 7.4 in its entirety and substituting therefor the following:

“Section 7.4                      Consolidated Asset Coverage Ratio.  For each (i) month during the period commencing February 28, 2009 and ending October 31, 2010 and (ii) quarterly period commencing with the quarterly period ending January 31, 2011, Gerber and its Subsidiaries shall not permit the Consolidated Asset Coverage Ratio, in each case measured on the last day of each such period, to be less than 1-to-1.”

Section 5. Amendment of Section 9.1 of the Credit Agreement.  Section 9.1 of the Credit Agreement is hereby amended by re-lettering subparagraph (h) thereof as subparagraph (i) and inserting the following new subparagraph (h):

“(h)           Indebtedness in respect of the Yunique Earnout.”

Section 6. Amendment of Schedule 1 to the Credit Agreement.   Schedule 1 to the Credit Agreement is hereby amended by deleting Schedule 1 in its entirety and substituting therefor Schedule 1 attached hereto as Exhibit 1.

Section 7. Yunique Acquisition.  Subject to the conditions set forth in Section 8 below and provided that (a) the Agent receives and approves final acquisition documents with respect to the Yunique Acquisition which are consistent with the terms of the Yunique Acquisition previously presented to the Lenders, (b) the cash purchase price paid to the holders of the capital stock of Yunique shall not exceed $2,000,000 plus any amounts paid pursuant to earnout provisions and (c) all other requirements of the definition of Permitted Acquisition have been satisfied with respect to the Yunique Acquisition, the Agent and the Lenders herby waive the requirement contained in clause (iv) of the definition of Permitted Acquisition as it applies to the Yunique Acquisition.

Section 8. Conditions Precedent.  The effectiveness of this Third Amendment is subject to the truth and accuracy of the representations and warranties set forth in Section 9 below and shall become effective upon receipt by the Agent on the date hereof of:

(a)  Counterparts of this Amendment duly executed by each of the Loan Parties, the Agent and the Majority Lenders.

(b) The opinion of William Grickis, General Counsel of Gerber, in form and substance acceptable to the Agent.

(c) Copies of the resolutions of the Board of Directors or equivalent body of each of the Loan Parties authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of such Loan Party (which certificate shall state that such resolutions are in full force and effect).

(d) Certificates of legal existence and corporate good standing for the Loan Parties of recent date issued by the appropriate Connecticut and Massachusetts  governmental authorities.

(e) Payment to the Agent for the account of the Lenders who have executed this Third Amendment on or before the date hereof of the Third Amendment Fee (as defined on Exhibit 2 hereto).

(f) Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request which have been notified to the Borrowers in writing prior to the date hereof.

Section 9. Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant, on and as of the date of this Amendment, that:

(a) No Default or Event of Default is outstanding both before and after giving effect to this Third Amendment.

(b) The representations and warranties of the Loan Parties contained in the Credit Agreement are true and accurate on and as of the date of this Amendment, except (i) that the references in Article 5 to the 2007 Financial Statements (except in Section 5.12) shall be deemed to refer to the most recent audited consolidated financial statements of Gerber and its Subsidiaries furnished to the Agent and (ii) to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

(c) Since April 30, 2009, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

Section 10. Tolland Mortgage.  The Loan Parties, jointly and severally, hereby covenant and agree that if, at any time, the Industrial Revenue Bonds secured by a mortgage on the real property owned by Gerber Scientific, Inc. and located in Tolland Connecticut (the “Tolland Property”) are paid in full, the Loan Parties shall, within 45 days of such payment of the Industrial Revenue Bonds, cause Gerber Scientific, Inc. to execute a mortgage with respect to the Tolland Property in a form provided by the Agent and reasonably acceptable to the Loan

(a) Parties and to deliver title insurance, property and flood insurance (to the extent reasonably deemed necessary by the Agent) naming the Agent as loss payee and each other survey, certificate or document that the Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on the Tolland Property in favor of the Agent for the benefit of the Lenders, subject only to such Liens as the Agent may approve.  Notwithstanding the foregoing, the Loan Parties shall use best efforts to deliver each of the items referenced in this Section 10 within 30 days of payment in full of the Industrial Revenue Bonds.

Section 11. Survival.  Each of the foregoing representations and warranties shall be made at and as of the date of this Third Amendment.  Each of the foregoing representations and warranties shall constitute a representation and warranty of the Loan Parties under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made.  Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Third Amendment or any investigation by the Agent or any Lender.

Section 12. Ratification of Credit Agreement and Loan Documents

.  Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement and the other Loan Documents.  All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as modified hereby.

Section 13. Loan Document.  This Third Amendment shall be deemed to be a Loan Document and a breach of any covenant contained herein shall constitute an Event of Default under the Credit Agreement.

Section 14. Miscellaneous Provisions.

(a) Counterparts and Expenses.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.  The Loan Parties, jointly and severally, agree to pay on demand all the Agent’s reasonable expenses in preparing, executing and delivering this Third Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of Agent’s special counsel, Goodwin Procter LLP.

(b) Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agent and the Lenders have caused this Third Amendment to be executed by their duly authorized officers as of the date set forth above.

                               THE BORROWERS:

                               GERBER SCIENTIFIC, INC.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Senior Vice President, General Counsel

                               and Secretary

                               GERBER SCIENTIFIC INTERNATIONAL, INC.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Director and Secretary

Signature Page to Third Amendment to Credit Agreement

                               GUARANTORS:

                               GERBER COBURN OPTICAL INTERNATIONAL, INC.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Secretary

                               GERBER SCIENTIFIC UK, LTD.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Director

                               SPANDEX LIMITED

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Director

                               GERBER SCIENTIFIC INTERNATIONAL LTD.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  President and Director

Signature Page to Third Amendment to Credit Agreement

                               VIRTEK VISION INTERNATIONAL INC.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Director and Secretary

                               VIRTEK EUROPEAN HOLDINGS INC.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Director and Secretary

                               VIRTEK LASER SYSTEMS NORTH AMERICA, INC.

                               By:  /s/ William V. Grickis, Jr.

                               Name:  William V. Grickis, Jr.

                               Title:  Director and Secretary

Signature Page to Third Amendment to Credit Agreement

                                 THE AGENT:

                                  RBS CITIZENS, N.A., as Agent

                                  By:  /s/ Thomas F. McNamara

                                  Name:  Thomas F. McNamara

                                  Title:  SVP

Signature Page to Third Amendment to Credit Agreement

                               THE LENDERS:

                               RBS CITIZENS, N.A.

                               By:  /s/ Thomas F. McNamara

                               Name:  Thomas F. McNamara

                               Title:  SVP

Signature Page to Third Amendment to Credit Agreement

                               SOVEREIGN BANK

                               By:  /s/ Jay L. Massiro

                               Name:  Jay L. Massiro

                               Title:  Senior Vice President

Signature Page to Third Amendment to Credit Agreement

                                  BANK OF AMERICA, N.A.

                                  By:  /s/ Matthew E. Hummel

                                  Name:  Matthew E. Hummel

                                  Title:  Senior Vice President

Signature Page to Third Amendment to Credit Agreement

                                  HSBC BANK USA, NATIONAL ASSOCIATION

                                  By:  /s/ Kenneth V. McGraime

                                  Name:  Kenneth V. McGraime

                                  Title:  SVP Commercial Executive

Signature Page to Third Amendment to Credit Agreement

                                  JPMORGAN CHASE BANK, N.A.

                                  By:  /s/ Kenneth Coons

                                  Name:  Kenneth Coons

                                  Title:  Underwriter

Signature Page to Third Amendment to Credit Agreement

                               MERRILL LYNCH CAPITAL CORPORATION

                               By:  /s/ Matthew E. Hummel

                               Name:  Matthew E. Hummel

                               Title:  Senior Vice President

Signature Page to Third Amendment to Credit Agreement

Exhibit 1

SCHEDULE 1

Commitment Percentages

Lender	Commitment Percentage	Maximum Amount of Revolving Loans
RBS Citizens, NA	24%	$18,000,000.00
Sovereign Bank	20%	$15,000,000.00
Bank of America, N.A.	14%	$10,500,000.00
HSBC Bank USA, National Association	14%	$10,500,000.00
JP Morgan Chase Bank N.A.	14%	$10,500,000.00
Merrill Lynch Capital Corporation	14%	$10,500,000.00
TOTALS	100.00%	$75,000,000.00

Exhibit 2

Third Amendment Fee

Amendment Fee

.  In consideration of, and in order to induce the Lenders to enter into, this Third Amendment the Loan Parties hereby agree to pay to the Agent, for the account of each Lender which becomes a signatory hereto on or prior to the date hereof, an amendment fee (the “Third Amendment Fee”) equal to 0.50% of each such Lender’s Commitment Percentage of the Maximum Revolving Credit Amount as set forth on Schedule 1 to the Credit Agreement after giving effect to the Third Amendment.